UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  April 2, 2015

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7201	33‑0379007
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1 AVX Boulevard
Fountain Inn, South Carolina		29644
(Address of principal executive offices)		(Zip Code)

(864) 967-2150
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a February 3, 2016 regularly scheduled meeting of the Board of Directors of AVX Corporation (the “Board”), the Board was informed of, and accepted, the decision by Director Kazuo Inamori to retire and not stand for re-election to the Board effective at the end of his current three year term expiring at the July 2016 Annual Meeting of Shareholders (the “Annual Meeting”).

Mr. Inamori has been Chairman Emeritus of the Board since 1997, Chairman of the Executive Committee of the Board of Directors since 1995 and a member of the Board since 1990. Mr. Inamori is Chairman Emeritus of Kyocera Corporation, which he founded in 1959.

The Board has appointed Mr. Inamori as Director Emeritus of AVX, effective with his retirement from the Board in July 2016, so that he may assist the Board from time to time in a non-voting advisory role as deemed appropriate.

To fill the vacancy created by Mr. Inamori’s retirement, the Board also added Koichi Kano, Kyocera’s Senior Executive Officer and General Manager of the Corporate Development Group, to the slate of nominees as a Director in Class I for election at the Annual Meeting. Mr. Kano has held various management positions within Kyocera since joining Kyocera in 1985.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 5, 2016

AVX CORPORATION

By:	/s/ Kurt P. Cummings

Name:	Kurt P. Cummings
Title:	Vice President,
Chief Financial Officer,
Treasurer and Secretary